Exhibit 99.1

Oaktree Acquisition Corp. III Life Sciences Announces the Separate Trading of its Class A Ordinary Shares

and Warrants Commencing December 16, 2024

LOS ANGELES, DECEMBER 11, 2024—(BUSINESS WIRE)—Oaktree Acquisition Corp. III Life Sciences (the “Company”) today announced that, commencing December 16, 2024, holders of the units sold in the Company’s initial public offering may elect to separately trade the Class A ordinary shares and warrants included in their units. Those units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “OACCU,” and the Class A ordinary shares and warrants that are separated will trade on Nasdaq under the symbols “OACC” and “OACCW,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The units were initially offered by the Company in an underwritten offering, in which Jefferies LLC, Citigroup Global Markets Inc., and UBS Investment Bank served as the joint book-running managers. The registration statement relating to the securities sold in the underwritten offering was declared effective on October 23, 2024 by the U.S. Securities and Exchange Commission (the “SEC”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone: 877-821-7388, or by email: Prospectus_Department@Jefferies.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 800-831-9146; or UBS Investment Bank, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone: (800) 354-9103, or by email: ol-prospectusrequest@ubs.com.

About Oaktree Acquisition Corp. III Life Sciences

Oaktree Acquisition Corp. III Life Sciences is the third public acquisition vehicle sponsored by an affiliate of Oaktree Capital Management, L.P. (“Oaktree”) and follows the successfully completed mergers between Oaktree Acquisition Corp. and Hims & Hers (a direct-to-consumer healthcare business) and between Oaktree Acquisition Corp. II and Alvotech (a global biosimilars business). The Company leverages Oaktree’s expertise in the life sciences sector, where as of November 30, 2024, the firm has committed approximately $5 billion of capital across 51 life sciences investments since 2013. The 12-person, life sciences-dedicated investment team has significant healthcare-specific, operational, and financial experience and varied backgrounds spanning business, healthcare equity and credit buy-side, investment banking, and medicine. The Company believes it has the required investment, operational, diligence, and capital raising expertise to affect a business combination with an attractive target and to position it for long-term success in the public markets. For more information about Oaktree Acquisition Corp. III Life Sciences, please visit www.oaktreeacquisitioncorp.com.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $205 billion in assets under management as of September 30, 2024. Oaktree emphasizes an opportunistic, value-oriented, and risk-controlled approach to investments in credit, equity, and real estate. The firm has more than 1,200 employees and offices in 23 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Cautionary Note Concerning Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of the Company, may include statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations, the financing thereof and the anticipated use of the net proceeds from the initial public offering, and matters related to the foregoing, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the filings that the Company made or will make with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. An investment in the Company is not an investment in Oaktree. Past experience or performance by our management team or their affiliates, including Oaktree, Oaktree Acquisition Corp. and Oaktree Acquisition Corp. II, may not be indicative of future performance of an investment in us. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Contact:

info@oaktreeacquisitioncorp.com

Media Contact:

John Christiansen/Monique Sidhom

FGS Global

Oaktree@fgsglobal.com

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